EXHIBIT (99)(a)

NEWS RELEASE

January 27, 2014
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported fourth quarter and annual earnings results with highlights as follows:

Highlights:

•
Net earnings were $1.4 million or $0.25 basic and diluted net earnings per share for the three months ended December 31, 2013, before adjustment for preferred stock dividends and accretion, as compared to $1.2 million or $0.22 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $1.2 million or $0.21 basic and diluted net earnings per common share for the three months ended December 31, 2013, as compared to $1.1 million or $0.19 basic and diluted net earnings per common share, for the same period one year ago.

•	Earnings before securities gains and income taxes were $8.0 million for the year ended December 31, 2013, compared to $6.2 million for the year ended December 31, 2012.
•	Core deposits were $683.9 million, or 85.6% of total deposits at December 31, 2013, compared to $646.4 million, or 82.7% of total deposits at December 31, 2012.
•	Non-performing assets declined to $16.4 million or 1.6% of total assets at December 31, 2013, compared to $26.3 million or 2.6% of total assets at December 31, 2012.
•
The Company received regulatory approval in December 2013 to repurchase and redeem the remaining 12,524 outstanding shares of its Series A preferred stock.  The repurchase and redemption, which was completed January 17, 2014, is reflected on the Company’s Consolidated Balance Sheets as of December 31, 2013.   “Accrued interest payable and other liabilities” at December 31, 2013 includes a $12.6 million payable for the preferred stock principal and accrued dividends paid to preferred shareholders on January 17, 2014.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in fourth quarter earnings to a decrease in the provision for loan losses, an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in non-interest expense.

Net interest income was $8.3 million for the three months ended December 31, 2013, compared to $7.7 million for the same period one year ago.  This increase was primarily due to a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities combined with an increase in interest income due to an increase in the average outstanding balance of investment securities.  Net interest income after the provision for loan losses increased to $7.8 million during the fourth quarter of 2013, compared to $7.2 million for the same period one year ago.  The provision for loan losses for the three months ended December 31, 2013 was $419,000, as compared to $511,000 for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $3.8 million reduction in non-accrual loans from December 31, 2012 to December 31, 2013 and a reduction in net charge-offs of $1.9 million during the three months ended December 31, 2013, as compared to the same period one year ago.

Non-interest income was $2.8 million for the three months ended December 31, 2013, compared to $2.7 million for the same period one year ago.  This increase is primarily attributable to a $128,000 reduction in losses and write-downs on other real estate owned properties for the three months ended December 31, 2013, as compared to the same period one year ago.

Non-interest expense was $9.2 million for the three months ended December 31, 2013, as compared to $8.5 million for the same period one year ago.  This increase is primarily attributable to a $746,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses, which was primarily due to a $530,000 prepayment penalty on a $5 million FHLB borrowing that was repaid in the fourth quarter of 2013.

Year-to-date net earnings as of December 31, 2013 were $6.7 million, or $1.19 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $5.8 million, or $1.04 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the year ended December 31, 2012.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the year ended December 31, 2013 were $6.0 million, or $1.08 basic net earnings per common share and $1.07 diluted net earnings per common share, as compared to $4.8 million, or $0.86 basic and diluted net earnings per common share, for the year ended December 31, 2012.  The increase in year-to-date earnings is primarily attributable to a decrease in the provision for loan losses and an increase in non-interest income, which were partially offset by a decrease in net interest income and an increase in non-interest expense, as discussed below.

Year-to-date net interest income as of December 31, 2013 was $31.3 million, compared to $31.5 million for the year ended December 31, 2012.   This decrease is primarily attributable to a decrease in interest income resulting from decreases in the year-to-date average balances outstanding on loans and a decrease in the yield on earning assets, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased 8.0% to $28.8 million for the year ended December 31, 2013, compared to $26.6 million for the year ended December 31, 2012.  The provision for loan losses for the year ended December 31, 2013 was $2.6 million, as compared to $4.9 million for the year ended December 31, 2012.  The decrease in the provision for loan losses is primarily attributable to a $3.6 million decrease in net charge-offs during the year ended December 31, 2013, compared to the year ended December 31, 2012 and a $3.8 million reduction in non-accrual loans from December 31, 2012 to December 31, 2013.

Non-interest income was $12.7 million for the year ended December 31, 2013, compared to $12.5 million for the year ended December 31, 2012.  This increase is primarily attributable to a $554,000 reduction in losses and write-downs on other real estate owned properties and a $144,000 increase in income from the Bank’s subsidiary, Peoples Investment Services, Inc., and was partially offset by a $604,000 decrease in the gain on sale of securities for the year ended December 31, 2013, as compared to the year ended December 31, 2012.

Non-interest expense was $32.8 million for the year ended December 31, 2013, as compared to $31.8 million for the year ended December 31, 2012.  This increase is primarily due to the $530,000 FHLB prepayment penalty paid during the fourth quarter of 2013 and a $425,000 increase in salaries and employee benefits expense, which was primarily due to salary increases, an increase in the number of full-time equivalent employees and an increase in sales incentive expense during the year ended December 31, 2013, as compared to the year ended December 31, 2012.

Total assets amounted to $1.0 billion as of December 31, 2013 and 2012.  Available for sale securities amounted to $297.9 million as of December 31, 2013, compared to $297.8 million as of December 31, 2012.  Total loans amounted to $621.0 million as of December 31, 2013, compared to $620.0 million as of December 31, 2012.

Non-performing assets declined to $16.4 million or 1.6% of total assets at December 31, 2013, compared to $26.3 million or 2.6% of total assets at December 31, 2012, primarily due to a $3.8 million decrease in non-accrual loans and a $4.6 million decrease in other real estate owned.  Non-performing loans include $6.5 million in acquisition, development and construction (“AD&C”) loans, $7.9 million in commercial and residential mortgage loans and $277,000 in other loans at December 31, 2013, as compared to $9.2 million in AD&C loans, $10.4 million in commercial and residential mortgage loans and $415,000 in other loans at December 31, 2012.  The allowance for loan losses at December 31, 2013 was $13.5 million or 2.2% of total loans, compared to $14.4 million or 2.3% of total loans at December 31, 2012.  According to Mr. Sellers, management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $799.4 million as of December 31, 2013, compared to $781.5 million at December 31, 2012.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $37.5 million to $683.9 million at December 31, 2013, as compared to $646.4 million at December 31, 2012.  Certificates of deposit in amounts of $100,000 or more totaled $115.3 million at December 31, 2013, as compared to $134.7 million at December 31, 2012.  This decrease is attributable to a $6.6 million decrease in wholesale certificates of deposit combined with a decrease in retail certificates of deposit as intended as part of the Bank’s pricing strategy to allow maturing high cost certificates of deposit to roll-off.

Securities sold under agreements to repurchase were $45.4 million at December 31, 2013, as compared to $34.6 million at December 31, 2012.

Shareholders’ equity was $83.7 million, or 8.1% of total assets, as of December 31, 2013, compared to $97.7 million, or 9.6% of total assets, as of December 31, 2012.  This decrease reflects the Company’s repurchase and redemption of its Series A preferred stock combined with a reduction in accumulated other comprehensive income resulting from a decrease in the unrealized gain on investment securities.  Management expects the repurchase of the Company’s preferred stock, which has a liquidation preference of $12,524,000, to be approximately $0.18 accretive to the Company’s diluted earnings per common share in 2014 based on current interest rates.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2012.

CONSOLIDATED BALANCE SHEETS
December 31, 2013 and December 31, 2012
(Dollars in thousands)

	December 31, 2013	December 31, 2012
	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$49,833	$32,617
Interest bearing deposits	26,940	16,226
Cash and cash equivalents	76,773	48,843

Investment securities available for sale	297,890	297,823
Other investments	4,990	5,599
Total securities	302,880	303,422

Mortgage loans held for sale	497	6,922

Loans	620,960	619,974
Less: Allowance for loan losses	(13,501)	(14,423)
Net loans	607,459	605,551

Premises and equipment, net	16,358	15,874
Cash surrender value of life insurance	13,706	13,273
Accrued interest receivable and other assets	17,011	19,631
Total assets	$1,034,684	$1,013,516

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$195,265	$161,582
NOW, MMDA & savings	386,893	371,719
Time, $100,000 or more	115,268	134,733
Other time	101,935	113,491
Total deposits	799,361	781,525

Securities sold under agreements to repurchase	45,396	34,578
FHLB borrowings	65,000	70,000
Junior subordinated debentures	20,619	20,619
Accrued interest payable and other liabilities	20,589	9,047
Total liabilities	950,965	915,769

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
12,524 shares at 12/31/12	-	12,524
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,613,495 shares at 12/31/13 and 12/31/12	48,133	48,133
Retained earnings	36,758	31,478
Accumulated other comprehensive (loss) income	(1,172)	5,612
Total shareholders' equity	83,719	97,747

Total liabilities and shareholders' equity	$1,034,684	$1,013,516

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2013 and 2012
(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
INTEREST INCOME:
Interest and fees on loans	$7,523	$7,936	$30,194	$32,758
Interest on due from banks	23	16	85	51
Interest on investment securities:
U.S. Government sponsored enterprises	669	419	1,639	2,746
State and political subdivisions	1,194	940	4,427	3,403
Other	86	81	351	287
Total interest income	9,495	9,392	36,696	39,245

INTEREST EXPENSE:
NOW, MMDA & savings deposits	154	267	732	1,180
Time deposits	365	572	1,650	3,205
FHLB borrowings	604	680	2,518	2,744
Junior subordinated debentures	99	105	398	438
Other	12	25	55	129
Total interest expense	1,234	1,649	5,353	7,696

NET INTEREST INCOME	8,261	7,743	31,343	31,549
PROVISION FOR LOAN LOSSES	419	511	2,584	4,924
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,842	7,232	28,759	26,625

NON-INTEREST INCOME:
Service charges	1,233	1,162	4,566	4,764
Other service charges and fees	272	268	1,172	1,096
Gain on sale of securities	-	15	614	1,218
Mortgage banking income	228	436	1,228	1,229
Insurance and brokerage commissions	183	114	661	517
Miscellaneous	888	684	4,411	3,713
Total non-interest income	2,804	2,679	12,652	12,537

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,237	4,466	16,851	16,426
Occupancy	1,551	1,345	5,539	5,236
Other	3,446	2,700	10,451	10,120
Total non-interest expense	9,234	8,511	32,841	31,782

EARNINGS BEFORE INCOME TAXES	1,412	1,400	8,570	7,380
INCOME TAXES	31	187	1,879	1,587

NET EARNINGS	1,381	1,213	6,691	5,793

Dividends and accretion on preferred stock	186	157	656	1,010

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$1,195	$1,056	$6,035	$4,783

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.21	$0.19	$1.08	$0.86
Diluted net earnings	$0.21	$0.19	$1.07	$0.86
Cash dividends	$0.03	$0.07	$0.12	$0.18
Book value	$14.91	$15.18	$14.91	$15.18

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2013 and 2012
(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$300,433	$279,800	$293,770	$289,010
Loans	616,920	629,368	614,532	648,595
Earning assets	960,687	942,051	950,451	965,994
Assets	1,040,563	1,008,543	1,023,609	1,029,612
Deposits	800,212	773,015	787,640	786,976
Shareholders' equity	97,271	98,552	100,275	103,805

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.66%	3.46%	3.53%	3.44%
Return on average assets	0.53%	0.48%	0.65%	0.56%
Return on average shareholders' equity	5.63%	4.90%	6.67%	5.58%
Shareholders' equity to total assets (period end)	8.09%	9.64%	8.09%	9.64%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$13,854	$16,551	$14,423	$16,604
Provision for loan losses	419	511	2,584	4,924
Charge-offs	(888)	(2,688)	(4,372)	(8,331)
Recoveries	116	49	866	1,226
Balance, end of period	$13,501	$14,423	$13,501	$14,423

ASSET QUALITY:
Non-accrual loans			$13,836	$17,630
90 days past due and still accruing			882	2,403
Other real estate owned			1,679	6,256
Repossessed assets			-	10
Total non-performing assets			$16,397	$26,299
Non-performing assets to total assets			1.58%	2.60%
Allowance for loan losses to non-performing assets			82.34%	54.84%
Allowance for loan losses to total loans			2.17%	2.33%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade
	12/31/2013	12/31/2012
Risk Grade 1 (excellent quality)	2.40%	2.93%
Risk Grade 2 (high quality)	18.82%	16.94%
Risk Grade 3 (good quality)	49.49%	47.74%
Risk Grade 4 (management attention)	18.69%	20.70%
Risk Grade 5 (watch)	5.05%	5.07%
Risk Grade 6 (substandard)	5.25%	6.26%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At December 31, 2013, including non-accrual loans, there were five relationships exceeding $1.0 million in the Watch risk grade (which totaled $10.6 million) and four relationships exceeding $1.0 million in the Substandard risk grade (which totaled $10.4 million). There was one relationship with loans in both the Watch and Substandard risk grades, which totaled $1.2 million for loans in both risk grades combined.

(END)